Exhibit 10.6

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

TESSPAY FINANCE FACTORING AGREEMENT

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TESSPAY FINANCE FACTORING AGREEMENT

THIS FACTORING AGREEMENT is dated :

A M O N G:

TESSPAY, INC., a corporation incorporated under the laws of Delaware, USA, with company registration number 823194114 and having its registered address at 9160 Forum Corporate Parkway, Suite 350, Fort Myers, FL 33905 (“TessPay”);

– and –

TESSPAY FINANCE INC., a corporation incorporated under the laws of Delaware, USA, with company registration number 842372571 and having its registered address at 9160 Forum Corporate Parkway, Suite 350, Fort Myers, FL 33905 (“Factor”);

– and –

a corporation incorporated under the laws of

with company registration number

and having its registered address at

(“Selling Carrier”);

Together, the “Parties”

WHEREAS the Selling Carrier is in the business of purchasing minutes from telecommunications companies and reselling such minutes to other telecommunications companies (herein called “Buying Carriers”), such activities referred to herein as “Wholesale Services”;

WHEREAS the Factor and the Selling Carrier desire to enter into a financing arrangement whereby the Factor will advance funds to the Selling Carrier in respect of the purchase of invoices due from the Buying Carrier for the provision of Wholesale Services offered by the Selling Carrier on the TessPay Platform;

NOW THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration (the receipt whereof is hereby acknowledged) the Parties agree with one another as follows:

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Article 1

DEFINITIONS

1.1 Definitions

The following terms, when used in this Agreement or any of the agreements referred to herein have the following meanings:

(a) “Balance Owed” means the difference between the amount paid by the Buying Carrier on the Invoices Due Date and the aggregate of the Daily Settlement Amounts advanced by the Factor to the Selling Carrier during the Billing Cycle to which the Invoices to the Buying Carrier pertain;

(b) “Billing Cycle” means, in respect of the Buying Carrier, the number of days as constitutes a billing cycle and at the conclusion of which the Buying Carrier will make payment of the daily Invoices rendered in the course of the billing cycle set out in a TessPay Platform Carrier Services Agreement

and in a Smart Contract; for greater clarity a billing cycle of sixty (60) days would entail payment terms of 30/30; meaning, Invoices are issued daily during the month with thirty (30) days to pay the Invoice (e.g. traffic for the month of July will be due September 1st);

(c) “Billing Cycle Settlement Statement” means the report prepared by the TessPay Platform on the Invoices Due Date for and on behalf of the Selling Carrier and the Factor showing the amount due from the Buying Carrier to the Selling Carrier in respect Minutes purchased during the Billing Cycle and the aggregate Daily Settlement Amounts paid by the Factor during the Billing Cycle, the Factoring Fee and any other amounts advanced or chargeable by the Factor to the Selling Carrier;

(d) “Billing Increment” means the minimum and incremental measures of time used to calculate the duration of each call for billing purposes1;

(e) “Business Day” means a day, other than a Saturday or Sunday, on which banks in the United States and, in respect of any payment from the Buying Carrier, when banks in the Buying Carrier Country of Registration, are open for business;

(f) “Buying Carrier” means a corporation that is a party to an Origination Smart Contract that has been approved for financing by the Factor, has signed or is deemed to have signed the Tier 1 Platform Services Agreement, and has been on-boarded to the TessPay Platform and purchases Minutes from the Selling Carrier to be transmitted as Wholesale Services via the TessPay Switch to the Selling Carrier pursuant to a TessPay Platform Carrier Services Agreement;

1 Billing Increments typically ranged anywhere from 60 seconds to 6 seconds or less. A “30/6” Billing Increment indicates a 30 second minimum with subsequent 6 second increments. For example, a 10 second call on 30/6 billing will be billed as 30 seconds; a 31 second call on 30/6 billing will be billed as 36 seconds etc.

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(g) “Buying Carrier Wallet” means that certain online account maintained on behalf of the Buying Carrier on the TessPay Platform that records all deposits made by the Buying Carrier to the Factor Depository or the Buying Carrier designated account and all transfers therefrom to the Selling Carrier Wallet in respect of payment of Invoices;

(h) “Call Detail Record” or “CDR” means a data record produced by a telephone exchange, switch or other telecommunications equipment that documents the details of a telephone call (traffic) or other telecommunications transaction (e.g., text message) that passes through that facility or device (the CDR contains various attributes of the call, such as time, duration, completion status, source number, and destination number);

(i) “Conditions Precedent” means the conditions precedent set forth in Article 6;

(j) “Country of Registration” means, in respect of the Buying Carrier, the Country of Registration and any relevant governmental subdivision thereof;

(k) “Daily Deposit Amount” means the amount designated by the Selling Carrier to be kept available by the Lender in the Lender Wallet in respect of daily Wholesale Services; the amount shall not exceed the Maximum Daily Credit;

(l) “Daily Settlement Amount” means the aggregate face value of Minutes transacted in the previous twenty-four (24) hours, which amount after applying the Daily Settlement Amount Discount, will be transferred by the TessPay Platform from the Factor Wallet to the Selling Carrier Wallet, and then immediately following, automatically to a Financed Smart Contract Wallet.

(m) “Daily Settlement Amount Discount” means the discount recorded as a percentage in a Financed Smart Contract which is applied to the face value of the Minutes for purposes of determining the Daily Settlement Amount;

(n) “Daily Settlement Statement” means that report prepared by the TessPay Platform for and on behalf of the Selling Carrier and the Factor showing the daily transactions pursuant to a Financed Smart Contract;

(o) “Effective Date” means, the date upon which the Conditions Precedent have been fulfilled or waived;

(p) “Encumbrance” means

(i) any mortgage, charge, pledge, lien or assignment or equivalent of any thereof conferring security, hypothecation, security interest, preferential right or trust arrangement or other encumbrance securing any obligation of any person; or

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(ii) any arrangement under which money or claims to, or for the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person; or

(iii) any other type of preferential agreement or arrangement (including any title transfer and retention arrangement), the effect of which is the creation of a security interest;

(q) “Estimated Daily Amount” means the aggregate face value of the Minutes set out in Financed Smart Contract divided by the number of days in the Billing Cycle as entered in a Financed Smart Contract;

(r) “Event of Default” has the meaning set forth in Article 8;

(s) “Financed Smart Contract” means the Smart Contract entered into by the Selling Carrier and a Buying Carrier on the TessPay Platform that records all daily transfers made by the TessPay Platform from the Factor Wallet (via the Selling Carrier Wallet) in respect of Daily Settlement Amounts, the Rates and Minutes contained in the Financed Smart Contract, and the Billing Cycle Finance Fee, and TessPay Fees, including standard terms contained in TessPay Smart Contract Carrier Services Agreements among carriers;

(t) “Insolvency Event” means, in respect of any person any one of the following:

(i) that Person is or is deemed by any authority or legislation to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(ii) the value of the assets of such Person is less than its liabilities (considering contingent and prospective liabilities);

(iii) a moratorium is declared in respect of any indebtedness of that Person;

(iv) any corporate action, legal proceedings or other procedure or step is taken in respect of:

(A) the suspension of payments, a moratorium of any indebtedness of that Person;

(B) the voluntary or involuntary commencement of any proceeding under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect;

(C) the appointment of a trustee, liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that Person or any of its assets; or

(D) the enforcement of any security over any assets of that Person.

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(u) “Invoice” means that document prepared daily by the TessPay Platform for and on behalf of the Selling Carrier and rendered to the Buying Carrier setting out the face value of Minutes purchased by the Buying Carrier during the Billing Cycle pursuant to the Financed Smart Contract;

(v) “Invoices Due Date” means the date upon which payment under any Invoice is due by the Buying

Carrier;

(w) “Factor” has the meaning set forth in the recitals to this agreement;

(x) “Factor Accounts” means the USD and EUR denominated financial institution accounts, nominated in writing by the Factor, into which all amounts from the Factor Depository pursuant to written instructions from the Factor shall be paid;

(y) “Factor Deposit Amount” means for:

(i) Monday to Thursdays, the Daily Deposit Amount (to cover proceeding day’s traffic)

(ii) Friday, three times the Daily Deposit Amount (to cover Saturday, Sunday, and Monday’s traffic)

(iii) US Bank Holidays, one time the Daily Deposit Amount for each US Bank Holiday;

(z) “Factor Minimum Wallet Balance” means an amount equal to the Factor Deposit Amount;

(aa) “Factor Wallet” means that certain online account maintained on behalf of the Factor on the TessPay Platform that records all payments made by the Factor to the Factor Depository, all payments made by the Buying Carrier in respect of Invoices (first paid by the Buying Carrier to the Selling Carrier Wallet, and automatically transferred to the Factor Wallet by the TessPay Platform), all payments made from the Factor Depository to the Factor, and all transfers of Factor funds to and from the Financed Smart Contract Wallet;

(bb) “KYC” means Know Your Client. It is a process by which TessPay and the Factor obtain information about the identity of the Buying Carrier and the Selling Carrier. The KYC procedure is completed by the Buying Carrier and the Selling Carrier during the account opening process for each of the Buying Carrier and the Selling Carrier.

(cc) “Material Adverse Effect” means, as reasonably determined by the Factor in its sole discretion, acting reasonably, an event, circumstance or matter or combination of events, circumstances or matters including, for the avoidance of doubt, an occurrence of a political, fiscal or macro-economic nature in or concerning the United Kingdom, the United States of America or any Country of

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Registration of the Buying Carrier which is likely to adversely affect the creditworthiness of the Selling Carrier or a Buying Carrier or, which has or will have or would be likely to have a material adverse effect on:

(i) the ability of the Selling Carrier to comply with its obligations under this Agreement;

(ii) the ability of the Buying Carrier to comply with its obligations under the Invoices or TessPay Platform

Contract Carrier Services Agreement;

(iii) the ability of the Factor to obtain insurance coverage over any Invoices or the right to receive any amounts pursuant thereto from the Buying Carrier;

(iv) the business, operations, property, condition (financial or otherwise) or prospects of the Selling Carrier or the Buying Carrier, and includes any substantial restructuring, disposal of material assets or arrangement; and/or

(v) the legality and/or validity and/or enforceability of this Agreement and/or the rights and/or remedies of the Factor thereunder;

(dd) “Maximum Billing Cycle Credit” means, in respect of the Buying Carrier, the maximum aggregate Daily Settlement Amounts which the Factor will advance in each Billing Cycle, as set out and recorded in the Financed Smart Contract;

(ee) “Maximum Daily Credit” means, in respect of the Buying Carrier, the maximum Daily Settlement Amount which the Factor will advance for any single day in a Billing Cycle, as set out and recorded in the Financed Smart Contract;

(ff) “Minute” means a CDR of sixty (60) seconds duration, after applying the Billing Increment agreed in the Financed Smart Contract, and Minutes mean a multiple thereof;

(gg) “Parties” means the Factor and the Selling Carrier, and Party means, as required, any one of them;

(hh) “Person” means and includes an individual, partnership, corporation (including a business trust), joint stock company, a limited liability company, an unincorporated association, a joint venture or any other entity or governmental authority;

(ii) “Rates” means the rates per minute rates for Wholesale Services set out in a Financed Smart Contract and any amendments thereto

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processed on the TessPay Platform;

(jj) “Platform Carrier Services Agreement” means that certain Carrier Services Agreement concluded between the Selling Carrier and the Buying Carrier in respect of Minutes to be sold by the Selling Carrier to the Buying Carrier, including Rates agreed and any amendments thereto set out in the Financed Smart Contract, the terms of which may be set forth in the Financed Smart Contract;

(kk) “Selling Carrier Routes” means those telephone call traffic routes offered by the Selling Carrier to a specific destination as accepted by the Buying Carrier pursuant to the Financed Smart Contract;

(ll) “Selling Carrier Wallet” means the online account maintained on behalf of the Selling Carrier on the TessPay Platform that records all payments made by the Selling Carrier to the TessPay Finance Depository, all payments made from the TessPay Finance Depository to the Selling Carrier and all transfers of Selling Carrier funds pursuant to a Financed Smart Contract and all payments of service fees from the Selling Carrier to TessPay in respect of its use of the TessPay Platform;

(mm) “Security Assignment” means the assignment, pledge and security agreement concluded between the Selling Carrier and the Factor, as set out in Article 3 of this Agreement, pursuant to which the Selling Carrier assigns, pledges and grants a security interest to the Factor, inter alia, all of its rights, title and interest in and to all Invoices rendered or to be rendered and the right to render such Invoices in respect of Wholesale Services routed through the TessPay Switch, including without limitation, the Invoices in respect of the Billing Cycle;

(nn) “Signature Date” means the date of last signature of this Agreement;

(oo) “Smart Contracts” means each self-executing computer code delineating terms and conditions entered into by the parties to a TessPay Platform Carrier Services Agreement in the manner required by TessPay Platform for the distribution and settlement of Wholesale Services, as hosted on the TessPay blockchain. For greater certainty Smart Contracts are entered into by the Selling Carrier and a Buying Carrier on the TessPay Platform that records all daily transfers made by the TessPay Platform from the Factor Wallet (via the Selling Carrier Wallet) in respect of Daily Settlement Amounts, the Rates and Minutes contained in the Smart Contract, and the Factoring Fee including standard terms contained in TessPay Platform Carrier Services Agreements among carriers;

(pp) “Terminal Date” means, twelve (12) months after the Effective Date or such later date as the Parties may agree in writing;

(qq) “Factor Depository” means that financial institution designated by TessPay Finance to receive funds from the Selling Carrier, the Factor, and the Buying Carrier and to disburse funds to the Selling Carrier, the Factor and the Buying Carrier in accordance with their instructions to the extent positive balances exist in their respective Wallets;

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(rr) “TessPay” means Tesspay, Inc., a corporation incorporated under the laws of Delaware, USA, with company registration number 823194114 and having its registered address at 9160 Forum Corporate Parkway, Suite 350, Fort Myers, FL 33905;

(ss) “TessPay Platform” means that blockchain based escrow settlement system operated by TessPay that supports monitoring and daily settlement of Wholesale Services from Buying Carrier to the Selling Carrier, each of which are participants in the TessPay Platform and which have executed a TessPay Platform Services Agreement or TessPay Tier 1 Platform Services Agreement (a “TessPay Platform Agreement”);

(tt) “TessPay Platform Carrier Services Agreement” means an agreement to be implemented on the TessPay Platform between the Selling Carrier and the Buying Carrier in respect of Minutes to be sold by the Selling Carrier to the Buying Carrier, including Rates and other terms agreed and any amendments thereto set out in a Smart Contract related to that agreement;

(uu) “TessPay Switch” means the TessPay digital switching equipment, which receives Wholesale

Services from the Buying Carrier and directs it to the Selling Carrier;

(vv) “Transaction Documents” means:

(i) this Agreement;

(ii) the TessPay Platform Services Agreement;

(iii) the TessPay Platform Carrier Services Agreement;

(iv) the Security Assignment;

(v) any other document designated as a Transaction Document by the Selling Carrier and the

Factor in writing,

and “Transaction Document” means any one of the aforementioned documents;

(ww) “True Sale” means the sale of invoices by the Selling Carrier to the Factor such that the account receivable from the Buying Carrier is protected from claims against the Selling Carrier in the event of the insolvency of the Selling Carrier. Whereby the parties:

(i) agreed with certainty that both intended the transaction to be a “true sale”;

(ii) freely contracted with respect to the degree of credit risk assumed, and the Selling Carrier would have paid higher Factoring Fees had greater credit risk been assumed;

(xx) “UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware;

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Article 2

INTERPRETATION

2.1 The headings to the sections of this Agreement are for reference purposes only and shall neither govern nor affect the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof;

2.2 The Annexes to this Agreement form an integral part of this Agreement unless otherwise specified therein, and references to an Annex are intended by the Parties to refer to the relevant Annex as it is modified from time to time with the mutual consent of the Parties.

2.3 The currency symbol “$” shall refer to United States Dollars and the currency symbol “€” shall refer to Euros as the case may be;

2.4 Any reference in this Agreement to:

(a) a “Section” shall, subject to any contrary indication, be construed as a reference to a section hereof;

(b) “law” shall be construed as any law (including common law), or statute, constitution, decree, judgment, treaty, regulation, directive, administrative ruling, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

(c) a “month” or a “year” shall be construed as a reference to a calendar month, quarter or year.

2.5 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision of this Agreement.

2.6 Unless the context dictates otherwise, an expression which denotes any gender includes the other; and reference to a natural Person includes an artificial Person and to the singular includes the plural, and vice versa in each case.

2.7 When any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day except in respect of the calculation of interest, in which case the days shall be reckoned inclusively of the first and exclusively of the last day.

2.8 In the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant date shall be the subsequent Business Day.

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2.9 Where any term is defined within the context of any particular section in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant section, shall bear the same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in Article 1.

2.10 Any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time.

2.11 Each of the Parties represents to each other Party hereto that it has discussed this Agreement and with its counsel. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.12 Save where the contrary is indicated, any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as same may have been, or may from time to time be amended, varied, restated or supplemented.

2.13 Notwithstanding that there will be circumstances wherein the Tier 1 Carrier may neither have entered into a TessPay Tier 1 Platform Services Agreement, nor a TessPay Tier 1 Platform Carrier Services Agreement, such circumstance shall not invalidate any section of this Agreement.

Article 3

ADVANCES AND SALE OF INVOICES

3.1 Assignment and Sale of Invoices

(a) The Factor hereby, without recourse, buys and the Selling Carrier hereby sells, transfers and assigns, all of Selling Carrier’s right, title and interest in and to those specific accounts receivable as set forth within each Financed Smart Contract that the Factor approves (the “Assignments”), together with all rights of action accrued or to accrue thereon, including, without limitation, full power to collect, sue for, compromise, assign, or in any other manner enforce collection thereof. The Selling Carrier’s accounts receivable and contract rights which are presently or at any time hereafter assigned by the Selling Carrier and accepted by the Factor are collectively referred to as the “Purchased Invoices”, with each being a “Purchased Invoice.” The Factor shall own all right, title and interest to each Purchased Invoice and the mutual intent of the Parties is that the purchase and sale of such invoices shall be a “True Sale” thereof.

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(b) The Factor shall make daily advances, subject to the Factoring Fee to the Selling Carrier Wallet pursuant to the Financed Smart Contract and based on the Factor Deposit Amount shown on the Daily Settlement Statement to purchase Invoices. Such advances shall be made on the Business Day following the delivery of Wholesale Services and shall be repaid out of funds received from the Buying Carrier on the Invoices Due Date.

(c) The Selling Carrier shall assign the Invoice to the Factor on the date of the issuance of the Invoice until such time as all advances made by the Factor, and Factoring Fee thereon, have been repaid in full. The Selling Carrier represents and warrants that Invoices shall relate to the sale to a Buying Carrier of the right to terminate Wholesale Services through the TessPay Switch by the Selling Carrier in accordance with the provisions of the Financed Smart Contract and the TessPay Platform Contract Carrier Services Agreement and that the Selling Carrier is entitled to render Invoices in respect of all such terminated Wholesale Services to the Buying Carrier.

(d) In respect of each daily Invoice, the ownership of the debt arising thereunder and the Selling Carrier’s rights to receive all amounts owing under such Invoice and all other rights arising under or in connection with such Invoice are hereby assigned transferred and conveyed, absolutely and not as security, by the Selling Carrier to the Factor and shall vest automatically in the Factor.

(e) The Selling Carrier agrees that all Wholesale Services terminated in each Billing Cycle for the Buying Carrier have, pursuant to the terms of the Security Assignment, been assigned, pledged and granted a security interest in favour of the Factor in, inter alia, all of its rights to render Invoices to the Buying Carrier in respect of all Wholesale Services pertaining to the Selling Carrier terminated through the TessPay Switch during any Billing Cycle.

(f) Upon the Factor’s reasonable written request, the Selling Carrier shall execute and deliver to the Factor at the Selling Carrier’s sole expense, in such form as the Factor may reasonably require, duly stamped (if applicable) assignments, or such other documents as the Factor may require, formally transferring to the Factor title to the debts arising under all Invoices, the rights to receive all amounts owing under such Invoices and all other rights arising under or in connection with such Invoices. The Selling Carrier shall do such other acts and things as the Factor may reasonably require carrying out the purposes and intent of this Agreement.

(g) If, for any reason whatsoever, ownership of an Invoice and its related payments or related rights shall fail to vest in the Factor in accordance with this Article 3 or under an assignment or other document executed pursuant to this Article 3, then the Selling Carrier shall hold such Invoices and amounts received in respect of such Invoices and related rights in trust, as the sole property of the Factor, in a segregated manner and not commingled with any other assets of the Selling Carrier, any collected proceeds of Purchased Invoices received by the Selling Carrier and the Selling Carrier shall turn the same over to the Factor within three (3) business days of Selling Carrier’s receipt of the same.

(h) The Selling Carrier hereby acknowledges that in addition to the foregoing, in the circumstance where the Buying Carrier has neither executed the TessPay Tier 1 Platform Services agreement, nor a TessPay Tier 1 Carrier Smart Contract Carrier Services Agreement, the Parties will be relying upon a Network Services Agreement, or Master Services Agreement executed between the Selling Carrier and the Buying Carrier. As such, wherein that Network Services Agreement, or Master Services Agreement permits bilateral traffic, the Selling Carrier agrees that it will not send traffic to the Buying carrier that would enable the Buying Carrier to have a set off against invoices issued by the Selling Carrier without the express written permission of the Factor. If the Factor does provide written permission for the Selling Carrier to send traffic to the Buying Carrier, the Selling Carrier must send any such traffic to the Buying Carrier from its virtual switch on the TessPay platform pursuant to another Smart Contract. The Factor will require the Selling Carrier to pay the Invoice value of this traffic daily; these payments to be made contemporaneously with the purchase of the daily invoices by the Factor referenced in section (a) above.

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3.2 Purchase Price

(a) The Purchase Price shall be the face value of each Purchased Invoice, less the Factoring Fee set out below, less all credits, allowances, and other sums which the Buying Carrier takes or is entitled to claim.

3.3 Notice of Assignment

(a) TessPay shall issue all Purchased Invoices to the Buying Carrier in the name of the Selling Carrier. All Purchased Invoices shall state clearly, in language acceptable to and pre-approved by both the Factor and the Selling Carrier, that such invoice has been sold and assigned by the Selling Carrier. Further TessPay will mark the invoice payment details as follows:

(i) If the Buying Carrier has signed the TessPay Platform Services Agreement and the TessPay Smart Contract Carrier Services Agreement, such notice of assignment shall direct the account debtor to make payment thereon only to the Factor’s Depository bank account (“Factor Depository”).

(ii) If the Buying Carrier is a Tier 1 Carrier who has not signed the TessPay Platform Services Agreement, or the TessPay Smart Contract Carrier Services Agreement, such notice of assignment shall direct the account debtor to make payment thereon only to a bank account created by the Factor in the Selling Carrier’s name, or to another account designated by the Factor and communicated in writing to the Selling Carrier (“Selling Carrier Designated Depository Account”).

3.4 Factoring Fee

(a) In consideration of the Factor’s provision of billing, collection, ledgering and sales administration services to the Selling Carrier with respect to the Purchased Invoices, and the Factor’s acceptance of the Credit Risk thereon from the date of the Factor’s purchase thereof. The Factor’s purchase shall be at a discount.

(b) Discount rates (Factoring Fees) will be variable based on the payment terms extended to the Buying Carrier, and the Credit Rating assigned to the carrier by well-known credit rating agencies and shall be pre-approved by Selling Carrier. The Factoring Fee applied to each invoice will be set out explicitly in the Factor’s approval of the Financed Smart Contract.

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3.5 Reserve

(a) The Factor will hold in reserve the difference between the Purchase Price and the Advance in an unallocated bookkeeping reserve (the “Reserve”). Provided there are no outstanding chargebacks, disputes, or fees and costs due to the Factor, the Factor will pay the reserve withheld as to each account to the Selling Carrier two (2) business days following the day that such Purchased Invoice has been collected in good funds (or deemed collected, as to any Purchased Accounts not collected due solely to Credit Risk assumed by Factor hereunder).

3.6 No Recourse

(a) The Factor shall have no recourse to Selling Carrier if any Purchased Invoice is not collected by the Factor due solely to the occurrence of an event of assumed Credit Risk occurring, as to any Purchased Invoice. For this purpose, Credit Risk means the account debtor’s (variously, the Buying Carrier’s): (i) bankruptcy, (ii) the appointment of a receiver over all or any part of their assets; (iii) sale of assets of the account debtor under a writ of execution or if a writ of attachment or execution shall have been returned unsatisfied, (iv) the account debtor shall have absconded; (v) the account debtor’s assets shall have been sold under levy by any taxing authority or landlord or (vi) the account debtor is otherwise financially unable to pay on the subject account.

3.7 Settlement/Alienation

(a) As sole owner of the Purchased Invoices the Factor shall have the right to settle any dispute with respect to any Purchased Invoice and to sell or pledge the Factor’s interest in the Purchased Invoices, with the consent of the Selling Carrier. Without limitation thereof, the Selling Carrier shall advise the Factor of any disputes arising with respect to any Purchased Invoice within three (3) business days.

3.8 Factor Invoice Liability Limitation

(a) The Selling Carrier hereby acknowledges and agrees that unless otherwise agreed by the Factor and the Selling Carrier in writing, the Factor shall in no way be held liable to the Selling Carrier or the Buying Carrier or any other person for any amount payable in circumstances where:

(i) The Selling Carrier transmits Wholesale Services from the Buying Carrier having a cost in excess of the Buying Carrier’s Maximum Billing Cycle Credit in any Billing Cycle at any time or after the termination of this Agreement; or

(ii) for any Wholesale Services pertaining to the Selling Carrier, which may be fraudulent, or transmitted without permission through the TessPay Switch, whether or not such Wholesale Services emanated from the Buying Carrier or otherwise; and the Selling Carrier hereby indemnifies the Factor against any such liability.

3.9 Tess Platform Settlement Statements

(a) The TessPay Platform shall prepare and deliver the Billing Cycle Settlement Statement to the Selling Carrier and the Factor on the Invoices Due Date. The Billing Cycle Settlement Statement shall display the Balance Owed by the Factor to the Selling Carrier. The Factor and Selling Carrier agree that the Billing Cycle Settlement Statement shall be the definitive source of information applicable to all advances and Purchase of Invoices.

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(b) Should the TessPay Platform fail to render any daily Invoice, the Factor shall be entitled, as the

Selling Carrier’s assignee, to issue such Invoice in the name of the Selling Carrier.

3.10 Advances

(a) Upon the Factor’s receipt and acceptance of each assignment of Purchased Invoices, the Factor hereby agrees, subject to compliance by the Selling Carrier with its obligations under this Agreement, to make daily advances in an amount defined within the approval of the Financed Smart Contract (up to 98% for Purchased Invoices where the Buying Carrier is a Tier 1 Carrier, and 90% for all other Carriers), as a partial prepayment of such Purchase Price and not as a loan (the “Down Payment”, variously, the “Advance”), to the Selling Carrier Wallet, the proceeds of which shall be used in accordance with the Financed Smart Contract, as set forth below, and the Selling Carrier agrees to sell Invoices purchased by the Factor to the Factor free and clear of any Encumbrances, as set forth below, with daily effect for each Purchased Invoice during the Billing Cycle.

(b) Notwithstanding the foregoing, the Factor shall not, unless otherwise agreed with the Selling Carrier in writing, be obliged to make daily advances in respect of Purchased Invoices for the Buying Carrier of an amount in excess of the Maximum Daily Credit for any single day in a Billing Cycle, nor daily advances in aggregate an amount in excess of the Maximum Billing Cycle Credit in any Billing Cycle.

(c) The Factor shall maintain funds on deposit in the Factor Wallet equal in amount to the Factor

Minimum Wallet Balance.

(d) The Selling Carrier acknowledges that changes to values in the Daily Deposit Amounts may require up to two Business Days to take effect.

3.11 Purchased Invoice Payments

(a) The Balance Owed shall be deemed to be paid by the Factor to the Selling Carrier in respect of each Invoice on the day on which the Factor Depository or the Selling Carrier Designated Depository Account receives payment of the Invoices from the Buying Carrier. Upon transfer of funds by the Buying Carrier, funds shall be transferred from the Buying Carrier Wallet to the Selling Carrier Wallet, and the TessPay Platform shall transfer automatically from the Selling Carrier Wallet to the Factor Wallet in an amount equal to the advances made by the Factor to the Selling Carrier during the Billing Cycle plus any unpaid Billing Cycle Factoring Fees and any other fees, costs or other amounts payable by the Selling Carrier to the Factor pursuant to the terms of this Agreement.

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(b) The payment of the Balance Owed by the Factor and/or set-off by the Factor of the Balance Owed in accordance with Sub-Section 3.11shall constitute full and final payment of the Balance Owed by the Factor to the Selling Carrier in respect of that Billing Cycle.

(c) If any Invoice (or a portion thereof) which is the subject of a dispute has not been settled within fifteen (15) days of the dispute first occurring, or an Invoice (or a portion thereof) is successfully disputed by the Buying Carrier, the Factor shall be entitled to claim from the Selling Carrier an amount equal to the aggregate Daily Settlement Amounts (or any portion thereof) which were paid from the Factor Wallet in accordance with the provisions of this Article 3 in respect of the Daily Settlement Statements corresponding to the disputed Invoice (or portion thereof), together with applicable Factoring Fee on the Daily Settlement Amounts calculated from the date on which the Daily Settlement Amounts were paid, until date of re-payment, based on the number of days elapsed.

(d) Notwithstanding that the Factor may have declined to purchase any portion of any Invoice in a Billing Cycle or may have terminated this Agreement for any reason in a Billing Cycle, all Invoices in that Billing Cycle shall be collected from the Buying Carrier and shall be paid into the Factor Depository Account of the Buying Carrier and accounted for by reference to the relevant Billing Cycle Settlement Statement

3.12 Buying Carrier Events of Default and Remedies

(a) After an Event of Default that is continuing and at the written election of the Factor to the Selling Carrier, the amounts owing under the Invoices may be recovered either by the Selling Carrier in its own name (as agent for and on behalf of the Factor) or by the Factor itself.

(b) In the event that the Selling Carrier is directed to recover the amounts owing under the Invoices in its own name (as agent for and on behalf of the Factor), it shall do so solely in accordance with and subject to the directions of the Factor, and through the agency of attorneys and/or counsel nominated by the Factor. The Selling Carrier shall be obliged to cooperate to the fullest extent with the Factor and its agents, servants and professional advisers to procure recovery of the amounts owing pursuant to an Invoice (whether the recovery is in the name of the Factor or the Selling Carrier) at Factor’s sole cost and expense.

(c) Notwithstanding whether the Factor collects the amounts owing under the Invoices in its own name, or whether it directs the Selling Carrier to do so in accordance with the provisions of this Section, the Selling Carrier shall ensure that all payments due under the Invoices shall be paid directly into the Factor Depository Account of the Buying Carrier as set out in the Buying Carrier TessPay Tier 1 Platform Services Agreement or the Selling Carrier Designated Depository Account, and the Selling Carrier shall not be entitled or authorized to procure payment from the Buying Carrier into any other account, unless otherwise directed by Factor.

(d) The Factor shall be entitled to demand from the Selling Carrier delivery of all documentation enabling recovery of all amounts payable under the Invoices. Upon receipt of such written demand, the Selling Carrier shall promptly deliver to the Factor all documentation and copies of all books of account, accounting entries, invoices, delivery notes, acknowledgements of liability and other documents of any nature whatsoever evidencing and enabling recovery of the Invoices.

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Article 4

INSURANCES PROCEEDS

4.1 If the Factor receives any amount payable pursuant to any Invoices under any insurance policy, the Factor shall apply such amounts to amounts owing by the Selling Carrier to the Factor and the Factor shall be entitled to assign its rights in respect of such Invoices to the applicable insurer and the Selling Carrier hereby consents to such assignment.

Article 5

EXPENSES AND TAXES

5.1 The Selling Carrier shall pay all stamp, sales, transfer and other similar Taxes or duties and any penalties or interest levied in any jurisdiction in respect of this Agreement and any other Transaction Document to which the Factor is a party, and the Selling Carrier hereby indemnifies the Factor in respect of any claims that may be made against the Factor in respect thereof, and in respect of any loss in complying with any existing or future tax law, regulation, request or requirement, of any governmental authority.

5.2 The Selling Carrier shall pay all amounts under this Agreement or pursuant to a Financed Smart Contract, free and clear of, and without deduction or withholding for, taxes, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any governmental authority in any jurisdiction and all liabilities with respect thereto (“Taxes”). If any Taxes are levied or imposed, the Selling Carrier will pay to the Factor the full amount thereof and such additional amounts as will result in the receipt by the Factor after withholding or deduction for or on account of any such Taxes, of the full amount owing under this Agreement. The Selling Carrier will furnish to the Factor, within twenty (20) days after the date upon which any such payment is due pursuant to the applicable law, certified copies of all tax receipts evidencing the payment of all Taxes so levied or imposed and such additional documentary evidence as the Factor may reasonably request pertaining thereto. The Selling Carrier will furthermore indemnify and hold harmless the Factor against and reimburse the Factor, upon demand, the amount of any Taxes so levied or imposed upon and paid by the Factor other than through deduction or withholding by the Selling Carrier from payments of principal and interest or from any other amounts payable under this Agreement.

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Article 6

CONDITIONS PRECEDENT

6.1 This Agreement is subject to the following Conditions Precedent having been satisfied or waived by the Parties.

(a) the Transaction Documents shall have been duly executed and shall have become unconditional other than in respect of any Conditions Precedent which require this Agreement to become unconditional, and shall be in form and substance acceptable to both Parties;

(b) all internal approval procedures of the Factor shall be satisfied, as evidenced by the delivery by the Factor of a written notice confirming that all such internal procedures have been satisfied;

(c) TessPay and the Factor shall have completed all KYC procedures in respect of (i) the Buying Carrier and (ii) the Selling Carrier, including without limitation, confirmation of corporate existence, governing and binding authority, and identity of the same;

(d) the Factor shall have completed due diligence in respect of (i) the Buying Carrier and the Smart Contract Carrier Services Agreement and (ii) the Selling Carrier, including, without limitation, investigating the creditworthiness of the Buying Carrier and the Selling Carrier, as well as in respect of the terms and conditions of the TessPay Platform Carrier Services Agreement, as evidenced by acceptance of the Factor thereof on the Customer Portal of the TessPay Platform;

(e) the Factor is satisfied that all security granted pursuant to the Security Assignment is free of all Encumbrances or that any prior security interest has been subordinated to that of the Factor to the satisfaction of the Factor;

(f) the Factor shall have received confirmation of (i) the Selling Carrier, (ii) that the entry into the Transaction Documents would not cause any borrowing, security or similar limit binding on the Selling Carrier to be in default, (iii) the solvency of the Selling Carrier and (iv) the authority to enter into the Transaction Documents and attaching and certifying that the following are true, complete and up to date

(g) the Selling Carrier shall have executed the TessPay Platform Services Agreement;

(h) the Factor shall have obtained such evidence as it may request at Factor’s sole cost and expense, including but not limited to a UCC lien search in respect of the Selling Carrier indicating that no Encumbrances exist in respect of the Selling Carrier’s interest in the TessPay Platform Carrier Services Agreement or such other searches that are commonly undertaken in the Selling Carrier’s Country of Registration; and

(i) the Factor shall have received evidence that UCC Financing Statements have been filed with the

Secretary of State in such jurisdictions as the Factor may reasonably require at Factor’s sole cost and expense.

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6.2 Without any derogation from Section 6.1 unless and until the Conditions Precedent are fulfilled, this Agreement shall be of no further or force or effect and the either Party shall have no obligations hereunder.

6.3 The conditions in Section 6.1 above are for the benefit of the Factor, and in the event that the Factor performs under this Agreement without fulfilment of such conditions the Factor shall be deemed to have waived the applicable condition or conditions, though without prejudice to its rights to insist upon fulfilment thereof in writing before making any further performance under this Agreement and/or to treat such non-fulfilment, if the Selling Carrier has failed to satisfy same within ten (10) Business Days of receipt of the written notice, as an Event of Default under the terms of Article 8 (Events of Default and Remedies).

Article 7

UNDERTAKINGS BY THE SELLING CARRIER

7.1 The Selling Carrier undertakes, in favor of the Factor, that for so long as it is indebted to the Factor pursuant to the terms hereof, it shall:

(a) ensure that it is able to, and will, comply with all of the terms and conditions of the TessPay Platform Services Agreement

(b) ensure that it is able to, and will, comply with all delivery obligations under the TessPay Platform Carrier Services;

(c) comply with all of its obligations under each of the Transaction Documents;

(d) not do, or omit to do, anything with the result that the security afforded by the Security Assignment is subordinated to any other security;

(e) deliver to the Factor pursuant to the Financed Smart Contract all Rates and all rate amendments in respect of the Minutes which are the subject of this Agreement, however documented;

(f) not, without the prior written consent of the Factor, sell Minutes to the Buying Carrier at a positive margin less than would be required to pay the Factor’s Financing Fee;

(g) promptly inform the Factor of any occurrence of which it becomes aware which may result in a Material Adverse Effect, or of any Event of Default or any event which with the passage of time or giving of notice or both would result in an Event of Default, forthwith upon becoming aware thereof and will, from time to time, if so requested by the Factor in writing, confirm to the Factor in writing that, save as otherwise stated in such confirmation, no such Material Adverse Effect, Event of Default or potential Event of Default has occurred and/or is continuing;

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(h) comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Agreement;

(i) forthwith, promptly notify the Factor of the occurrence of any Event of Default or any litigation,

arbitration or administrative proceedings commenced against the Selling Carrier;

(j) not, without the written consent of the Factor enter into or permit any Encumbrance, sale, alienation or hypothecation of any Invoices which it is entitled to render in respect of Wholesale Services sent via the digital switching equipment of TessPay as at the Effective Date;

(k) not, from the Signature Date until (i) this Agreement lapses for non-fulfilment of the Conditions Precedent or (ii) if this Agreement becomes effective, it ceases to have effect by reason of the effluxion of time or termination by either Party for any reason:

(i) enter into any arrangements with a third party in regard to the discounting of its Invoices;

(ii) grant any extension of time to the Buying Carrier for payment of any of the Invoices;

(iii) release in whole or in part the Buying Carrier from its obligations under any Invoice; and

(iv) grant any credits, discounts, allowances, deduction or the like with respect to any of the Invoices.

7.2 The TessPay shall provide the Factor and the Selling Carrier with reasonable access to all CDR’s generated by the TessPay Switch applicable to the Selling Carrier, setting out, inter alia, the details of all Minutes terminated across the TessPay Switch, the length of such calls and the destination details and costs in respect of such calls. Such records shall be in their original form as generated by the TessPay Switch, including but not limited to, Rates, cost and other required information and shall be available daily on the TessPay Platform via the Customer Portal to which the Selling Carrier shall have direct access.

7.3 The Selling Carrier shall ensure that no Invoice financed by a Factor is subject to set-off in accordance with a TessPay Platform Carrier Services Agreement (or otherwise by a Buying or Selling Carrier) and shall notify the Factor if the Selling Carrier purchases Minutes from the Buying Carrier and if so, the Factor shall be entitled to decline to purchase any portion of any Invoice which is subject to set-off in accordance with the provisions of the TessPay Platform Carrier Services Agreement and/or to cancel this Agreement.

7.4 After an Event and Default that is continuing, the Selling Carrier shall permit the Factor, on reasonable notice to the Selling Carrier and at Factor’s sole cost and expense, to inspect all of the Selling Carrier’s books, records, accounts, CDR’s and all such other documentation and records in the possession of the Selling Carrier, which relate to the obligations of the Selling Carrier under this Agreement.

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Article 8

EVENTS OF DEFAULT AND REMEDIES

8.1 Each of the following shall constitute an Event of Default if such occurrence is not cured within five (5) Business Days:

(a) if the Selling Carrier fails to pay, on the due date thereof, any amount due pursuant to this Agreement (unless such failure is due to technical error and is remedied within three (3) Business Days after the failure);

(b) if there is a non-payment by the Buying Carrier in respect of any Invoice within fifteen (15) days of payment becoming due;

(c) if the Buying Carrier fails to make payment more than five (5) days later than the Due Date of any Invoice on more than two occasions, whether or not such failures occurred consecutively;

(d) if the Selling Carrier shall have furnished to the Factor materially incorrect information in any document to be rendered in terms of any Transaction Document;

(e) if the Selling Carrier or Factor is in breach of any warranty, representation or undertaking made by the one Party to the other Party or any other provision in this Agreement or in any other Transaction Document, and fails to remedy such breach, if such breach is capable of remedy, within five (5) Business Day or such longer period as may have been agreed upon in writing by both Parties;

(f) VOIP Traffic part of the Wholesale Services is terminated from the Buying Carrier in any Billing Cycle the Face Value Amount of which is in the aggregate is less than two and a half percent (2.5%) of the aggregate amount paid to the Selling Carrier of such the Billing Cycle without the prior written consent of the Factor;

(g) any Insolvency Event occurs in respect of the Factor, TessPay, Selling Carrier, or the Buying Carrier;

(h) if a final and non-appealable judgment or, in the case of a judgment which would otherwise be appealable, against which no appeal is noted within the period permitted for such appeal, or the effect of which will exceed, $100,000 (one hundred thousand United States Dollars) or the equivalent in any other currency, against the Selling Carrier or the Buying Carrier and which remains unsatisfied for a period in excess of ninety (90) days after the date of such judgment;

(i) if the Selling Carrier or the Buying Carrier ceases to carry on business;

(j) if there is a direct or indirect change of control of the Selling Carrier, including without limitation as a result of the majority of the voting shareholding of the Selling Carrier ceasing to be under the control (direct or indirect) of the Persons who at present exercises such control and/or if the Selling Carrier is amalgamated with, purchased (directly or indirectly) by or through any corporate reconstruction becomes a member of or associated with any other company, and, after notice to the Factor, the Factor, acting reasonably and in good faith, has determined that such change of control materially and adversely affects the Factor’s Interest;

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(k) if the Selling Carrier fails, for any reason, to fulfil its delivery obligations under the TessPay Platform Carrier Service Agreement;

(l) if the Selling Carrier agrees to amend or vary the TessPay Platform Carrier Services Agreement without the Factor’s prior written consent; (many material assets of the Selling Carrier are attached under any order of any court and such attachment can cause a material adverse change in the Selling Carrier’s business and the Selling Carrier fails to bring an application to stay such execution for more than twenty-one (21) days after the attachment or having made the application fails to obtain an order on substantially the same terms as that sought;

(n) any material third-party loan, debt, guarantee or any other obligation constituting indebtedness of the Selling Carrier, whether or not such indebtedness is owing to the Factor is, becomes due and payable prior to its specified maturity by reason of default of the Selling Carrier, as the case may be, or is not repaid when due or any creditor of the Selling Carrier, becomes entitled to declare any indebtedness due and payable prior to its specified maturity;

(o) the Selling Carrier repudiates this Agreement or any other Transaction Document or does or causes to be done or fails to do any act or thing which in the opinion of the Factor evidences an intention to repudiate any Transaction Document;

(p) a Material Adverse Effect occurs;

(q) the occurrence or existence of an event or condition giving rise to an entitlement to accelerate repayment of all amounts under any Transaction Document and/or an entitlement to terminate any of them;

(r) the Selling Carrier does anything, or fails to do something, which results in any policy of insurance which the Factor has secured over the Invoices to be invalidated or terminated or which entitles the underwriter of those policies to repudiate a claim for payment;

(s) the Selling Carrier or TessPay manipulates, alters or amends the CDR’s, supplied by TessPay and/or the Selling Carrier to the Factor in accordance with the provisions of Sections 7.2 and 7.4 such that the details contained therein are not accurate or complete;

(t) the Selling Carrier fails to notify the Factor of any material dispute between itself and the Buying Carrier; or

(u) the Buying Carrier makes payment in respect of an Invoice, in error, into any bank account of the Selling Carrier, and the Selling Carrier fails to make payment of that amount into TessPay Depository for the Factor’s Account within five (5) business days of receipt thereof.

8.2 If an Event of Default occurs, the Factor may, without prejudice to any other remedies which they may have under this Agreement or otherwise, including, but not limited to its right to claim damages, by written notice to the Selling Carrier:

(a) declare all amounts owing by the Selling Carrier pursuant to this Agreement to be immediately due and payable;

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(b) forthwith terminate its obligation to purchase any further Invoices in terms of this Agreement; and

(c) terminate all of its rights and obligations under this Agreement in respect of any further Billing Cycle.

8.3 Each and every right, power and remedy herein given to the Factor shall be cumulative and shall be in addition to every other right, power and remedy of the Factor now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Factor, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

8.4 No failure, delay or omission by the Factor in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Selling Carrier shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Factor of any security or of any payment of or on account of any of the amounts due from the Selling Carrier to the Factor and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby.

8.5 In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the obligations of the Selling Carrier under this Agreement and under the Transaction Documents to which it is party, the Factor shall have rights and remedies of a secured party under the UCC.

Article 9
LIMITATIONS OF CLAIMS AGAINST FACTOR

9.2 The Factor shall not be responsible to ensure the validity of the terms and conditions of or to perform any obligations under any TessPay Platform Carrier Services Agreement.

9.3 No claims by the Selling Carrier against the Factor may be founded upon any actions of the Factor acting in accordance with this Agreement, nor shall the Factor be liable for any loss sustained by the Selling Carrier howsoever arising from any transaction in any way connected with, arising from or financed under the terms of this Agreement or any other Transaction Document, including without limitation losses arising from claims by the Selling Carrier against the Buying Carrier, other than as a result of the gross negligence or willful misconduct of the Factor.

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9.4 Each Party hereby agrees that in no circumstances will a Party be liable to the other Party for any loss of profits, special or consequential damages.

9.5 This Article 9 shall survive the termination of this Agreement.

Article 10

INDEMNITY

10.1 The Selling Carrier hereby indemnifies the Factor, its directors, employees, servants and agents and holds them harmless from and against all and any costs, demands, claims, losses, expenses (including legal fees) and liabilities (together with any Tax thereon) of whatsoever nature and howsoever caused and arising, which may at any time be suffered by or made against the Factor by any person or which the Factor may sustain or incur arising directly or indirectly out of, or in consequence of any Event of Default and/or any breach by the Selling Carrier of any of its obligations under this Agreement. This Article 10 (Indemnity) shall survive the termination of this Agreement.

Article 11

REPRESENTATIONS AND WARRANTIES OF TESSPAY AND THE SELLING CARRIER

11.1 Of TessPay

TessPay hereby makes the following covenants, representations and warranties to the Selling Carrier and the Factor, and acknowledges that the Parties are relying upon such covenants, representations and warranties, as an inducement to enter into and consummate the transactions contemplated by this Agreement:

(a) TessPay:

(i) is a corporation duly incorporated, organized, validly existing and in good standing under the laws of Delaware; and has the corporate power and authority to execute, deliver and perform its obligations under this Agreement the execution, delivery and performance by TessPay of this Agreement has been duly authorized by all requisite corporate action; neither the execution of this Agreement, nor the consummation of the transactions contemplated herein, violates, conflicts with or results in, or will violate, conflict with or result in, a breach by TessPay of the terms, conditions or provisions, as applicable, of its articles or other charter documents or by-laws or of any other agreement or undertaking to which it is a party or by which it is bound; there are no approvals, consents or waivers required to be obtained or applications required to be filed from or with any Person whatsoever under any agreement, document or licence in order to permit the transactions and use of the TessPay Platform as contemplated by this Agreement and the Smart Contracts;

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(ii) there is no claim, suit, action, investigation or proceeding pending or threatened against or otherwise involving TessPay (including, but not limited to, voluntary or involuntary bankruptcy or general assignment for the benefit of creditors or infringement of any third Person’s Intellectual Property Rights):

(A) in connection with this Agreement or the Wholesale Services contemplated by this Agreement; or

(B) that, if determined adverse to TessPay, would have a material adverse effect on the ability of TessPay to perform any of its obligations under this Agreement;

(iii) will, throughout the Term, enter into agreements with all persons, whether employees, consultants, contractors or otherwise who are or will be involved in the utilization of the TessPay Platform and such agreements will contain specific confidentiality provisions and acknowledgments for the protection of the Parties’ confidential and proprietary business information; and

(iv) will maintain the TessPay Platform in functional condition so that it functions in accordance with its specifications and this Agreement.

(v) None of the foregoing representations, warranties, and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such representation, warranty or statement not misleading to the Factor.

11.2 The Selling Carrier represents and warrants to the Factor that:

(a) the Selling Carrier is in good standing in it’s jurisdiction;

(b) the Selling Carrier is duly authorized to enter into this Agreement and to sue and be sued in its own name;

(c) the Selling Carrier has the power to enter into and perform this Agreement, has taken all necessary actions to authorize the entering into of this Agreement upon the terms and conditions of this Agreement and to authorize the execution and performance of this Agreement in accordance with its terms and conditions, and in so doing will not contravene any restriction binding on it in terms of any law or of its constitutional documents;

(d) the provisions this Agreement and each other Transaction Document, are legal and binding on and enforceable against the Selling Carrier in accordance with its terms;

(e) the provisions of this Agreement and each other Transaction Document are not in conflict with, and will not constitute a breach of the provisions of any other agreement or undertaking which is binding on the Selling Carrier or of the Selling Carrier’s constitutional documents;

(f) in respect of each Invoice:

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(i) that Invoice represents a bona fide sale and delivery of Wholesale Services onto the Selling

Carrier Routes in the ordinary course of its business;

(ii) that Invoice represents Wholesale Services which has been accepted by the Buying Carrier and shall be free and clear of any offset, deduction, counter claim, lien, Encumbrance or any other claim or dispute;

(iii) the Selling Carrier has right and title to that Invoice and has the legal right to sell and assign such Invoice to the Factor free and clear of any Encumbrance; and

(iv) that Invoice is genuine and enforceable;

(g) no litigation, arbitration or administrative proceedings are at present current or pending or, to the knowledge of the Selling Carrier, threatened against the Selling Carrier;

(h) the Selling Carrier will promptly renew from time to time all consents, licenses, approvals and authorizations as may be required under any applicable law or regulation in the United States of America or applicable governmental sub-division thereof (or any jurisdiction applicable to the business and operations of the Selling Carrier), to enable it to perform its obligations under this Agreement, or required for the validity or enforceability of this Agreement and will comply with the terms of all governmental consents in relation to this Agreement;

(i) the Selling Carrier is not in breach of or in default under any other agreement to which it is a party, or which is binding on it or any of its assets, or under any of its constitutive documents;

(j) all information (as supplemented from time to time) that has been or will hereafter be made available to the Factor by the Selling Carrier or any of its representatives in connection with the transactions contemplated herein is and will at all times be, to the best of the Selling Carrier’s knowledge, complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made;

(k) there are no actions required to be taken in order to make this Agreement admissible into evidence in the courts of the State of Delaware and of the United States District Court for the District of Delaware;

(l) save for the filing of UCC Financing Statements in the applicable states of formation of the Selling Carrier or the District of Colombia (as applicable) in respect of the Security Assignment, and the payment and filing or recording fees consequent thereto, it is not necessary under the laws of the State of Delaware or the United States of America in force at the date of this Agreement that this Agreement, the Security Assignment or any other Transaction Document be filed or recorded with any court or any governmental authority or that any stamp, registration or similar Tax be paid on or in relation thereto; and,

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(m) the Selling Carrier has paid and shall continue to pay all of its Tax obligations.

11.3 The Selling Carrier and TessPay make the representations and warranties set out in this Article 11 (Representations and Warranties) on a continuous basis, to be effective from the Signature Date and deemed to be repeated on each day until the Terminal Date and acknowledges that the Factor has entered into this Agreement in reliance on such representations and warranties, each of which is material and a material representation inducing the Factor to enter into the Agreement.

Article 12

TERM

12.1 This Agreement shall be effective from the Effective Date until the Terminal Date (the”Term”).

Article 13

NOTICES

13.1 All notices, demands or communications intended for any Party shall be given to such Party at the following address or by way of email through the following email addresses:

TessPay:

TessPay, Inc. 9160 Forum Corporate Parkway, Suite 350 Fort Myers, FL, USA 33905

Attn: Jeff Mason

Email: [*]

Factor:

TessPay Finance Inc. 9160 Forum Corporate Parkway, Suite 350 Fort Myers, FL, USA 33905

Attn: Jeff Mason

Email: [*]

Selling Carrier:

Attn:

Email:

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13.2 A notice sent by either Party to the other shall be deemed to be received on the same day if delivered by hand and otherwise on the fifth (5th) day after dispatch through the agency of a recognized international courier. A notice sent by e-mail to a Party’s chosen email address shall be deemed to have been received on the date of transmission (unless the contrary is proved).

13.3 Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen notice address.

13.4 Either Party shall be entitled to change its address from time to time, provided that any new address selected by it shall be a physical address, not a post office box number and that no such change shall be effective until receipt of notice in writing by the other Party of such change.

Article 14

CERTIFICATES OF INDEBTEDNESS

14.1 A certificate signed by any officer, director or authorized representative of the Factor and Selling Carrier as to any indebtedness of the Selling Carrier to the Factor hereunder, shall be prima facie evidence of such indebtedness.

Article 15

CONFIDENTIALITY

15.1 Unless it is otherwise agreed, the Parties shall at all times during and after the continuance of this Agreement hold confidential and not disclose to any third party any confidential information, reports or documents received by them pursuant to, or in the course of the negotiations leading to, this Agreement and any calculations, conclusion or determinations thereon, nor any of the terms and conditions of this Agreement and the other Transaction Documents, except as required by law. Each Party shall, however, be permitted to disclose confidential information to its auditors, consultants or professional advisers under obligation of confidentiality.

Article 16

ASSIGNMENT AND DELEGATION

16.1 The Factor shall be entitled to assign and delegate all or any of its rights and obligations, in whole or in part,

as well as the benefit of any security given, in terms of this Agreement to any third party with prior written consent of the Selling Carrier.

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16.2 The Selling Carrier shall not be entitled to assign, delegate or make over any of its rights or obligations in terms of this Agreement without the prior written consent of the Factor.

Article 17

APPLICABLE LAW AND JURISDICTION

17.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws thereof.

17.2 The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and of the United States District Court for the of Delaware in any action or proceeding brought against it by the other Party.

17.3 IT IS MUTUALLY AGREED BY AND AMONG THE SELLING CARRIER AND THE FACTOR THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

Article 18

INDEPENDENT ADVICE

18.1 Each of the Parties hereto acknowledges that it has been free to secure independent legal and other advice as to the nature and effect of all of the provisions of this Agreement and that it has either taken such independent legal and other advice or dispensed with the necessity of doing so.

18.2 Further, the Selling Carrier acknowledges and agrees that it has not relied in any way upon any information or advice given by the Factor or TessPay in the preparation, negotiation and implementation of this Agreement and has taken all reasonable actions to satisfy itself as to the consequences of entering into this Agreement.

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Article 19

GENERAL

19.1 Entire Agreement

This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and documents to be delivered hereunder and the Transaction Documents (other than an exception expressly set forth as such in the Transaction Documents), the statements in the body of this Agreement will control.

19.2 Waiver and Estoppel

No addition to, variation or consensual cancellation of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of both Parties.

No indulgence by either Party to the other, or failure strictly to enforce the terms hereof, shall be construed as a waiver or be capable of founding an estoppel.

19.3 Further Assurances

The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement and the Transaction Documents.

19.4 Severability

If any provision of this Agreement shall at any time, for any reason, be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Agreement, or the validity of this Agreement as a whole and, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Factor in order to carry out the intentions of the Parties hereto as nearly as may be possible. The invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

19.5 Non-Fiduciary Relationship

The Parties acknowledge that there is no, and it will not seek or attempt to establish any, fiduciary relationship between the Factor and the Selling Carrier, and each Party waives any right to assert, now or in the future, the existence or creation of any fiduciary relationship between the Factor and the Selling Carrier in any action or proceeding (whether by way of claim, counterclaim, crossclaim or otherwise) for damages.

19.7 Specific Performance

The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance.

19.8 Counterparts

This Agreement may be executed in counterparts, by original or facsimile signature, each of which when so executed and delivered shall be deemed an original and all of which shall together constitute one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be signed, sealed and delivered by their respective authorized signatories as of the date first written above.

TESSPAY, INC.

Per: Jeff Mason

CEO

TESSPAY FINANCE INC.

Per: Jeff Mason CEO

Per:

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